                              ABBOTT LABORATORIES

                                      AND

                          ABBOTT INTERNATIONAL LIMITED

                                      AND

                              MEDISENSE UK LIMITED

                                      AND

                          ABBOTT LABORATORIES LIMITED

                                      AND

                             MUREX BIOTECH LIMITED

                                      AND

                         COMPUTERSHARE TRUSTEES LIMITED

--------------------------------------------------------------------------------

                              TRUST DEED AND RULES

                                     OF THE

                              ABBOTT LABORATORIES
                         EMPLOYEE SHARE OWNERSHIP PLAN

--------------------------------------------------------------------------------

                ADOPTED BY THE COMPANY ON ________________ 2001
   APPROVED UNDER SCHEDULE 8 FINANCE ACT 2000 BY THE BOARD OF INLAND REVENUE
                            ON ________________ 2001
                            UNDER REFERENCE A1235/SY
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                            THE ABBOTT LABORATORIES
                         EMPLOYEE SHARE OWNERSHIP PLAN

1.   PURPOSE

2.   STATUS

3.   DECLARATION OF TRUST

4.   NUMBER OF TRUSTEES

5.   INFORMATION

6.   RESIDENCE OF TRUSTEES

7.   CHANGE OF TRUSTEES

8.   INVESTMENT AND DEALING WITH TRUST ASSETS

9.   LOANS TO TRUSTEES

10.  SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

11.  TRUSTEES' OBLIGATIONS UNDER THE PLAN

12.  POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE

13.  POWER TO AGREE MARKET VALUE OF SHARES

14.  PERSONAL INTEREST OF TRUSTEES

15.  TRUSTEES' MEETINGS

16.  SUBSIDIARY COMPANIES

17.  EXPENSES OF PLAN

18.  TRUSTEES' LIABILITY AND INDEMNITY

19.  COVENANT BY THE PARTICIPATING COMPANIES

20.  ACCEPTANCE OF GIFTS

21.  TRUSTEES' LIEN

22.  AMENDMENTS TO THE PLAN

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23.  TERMINATION OF THE PLAN

24.  NOTICES

25.  PROPER LAW



                                       2
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THIS DEED made on ________________ 2001

BETWEEN

(1) ABBOTT LABORATORIES whose executive office is situated at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, USA (hereinafter called "the Company")

     and

(2) ABBOTT INTERNATIONAL LIMITED whose executive office is at 100 Park Road, Abbott Park, Illinois 60064-6400 and MEDISENSE UK LIMITED whose registered office is at 14/15 Eyston Way, Abingdon, Oxon, OX14 1TR and ABBOTT LABORATORIES LIMITED whose registered office is at North Road, Queensborough, Kent, ME11 5E11 and MUREX BIOTECH LIMITED whose registered office is at Central Road, Temple Hill, Dartford, Kent, DA1 5LR (hereinafter together with the Company called "the Participating Companies")

     and

(3) COMPUTERSHARE TRUSTEES LIMITED whose registered office is at 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR (hereinafter called "the Trustees").

1.   PURPOSE

     The purpose of this Deed is to establish a trust for the employee share ownership plan known as the Abbott Laboratories Employee Share Ownership Plan ("the Plan") which satisfies Schedule 8 to the Finance Act 2000.

2.   STATUS

     The Plan consists of this Deed and the attached Rules and Appendices. The definitions in the Rules apply to this Deed. The Committee shall from time to time determine which of parts A to D of the Rules shall have effect. Where the Committee determines that part B shall have effect it shall also specify whether there is to be an Accumulation Period of up to 12 months, which shall apply equally to all Qualifying Employees in the Plan.

3.   DECLARATION OF TRUST

3.1 The Participating Companies and the Trustees have agreed that all the Shares and other assets which are issued to or transferred to

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     the Trustees are to be held on the trusts declared by this Deed, and subject to the terms of the Rules. When Shares or assets are transferred to the Trustees by the Participating Companies with the intention of being held as part of the Plan they shall be held upon the trusts and provisions of this Deed and the Rules.

3.2  The Trustees shall hold the Trust Fund upon the following trusts namely:

     (a) as to Shares which have not been awarded to Participants ("Unawarded Shares") upon trust during the Trust Period to allocate those Shares in accordance with the terms of this Deed and the Rules;

     (b) as to Shares which have been awarded to a Participant ("Plan Shares") upon trust for the benefit of that Participant on the terms and conditions set out in the Rules;

     (c) as to Partnership Share Money upon trust to purchase Shares for the benefit of the contributing Qualifying Employee in accordance with the Rules; and

     (d) as to other assets ("Surplus Assets") upon trust to use them to purchase further Shares to be held on the trusts declared in (a) above, at such time during the Trust Period and on such terms as the Trustees in their absolute discretion think fit

3.3 The income of Unawarded Shares and Surplus Assets shall be accumulated by the Trustees and added to, and held upon the trusts applying to, Surplus Assets.

3.4 The income of Plan Shares and Partnership Share Money shall be dealt with in accordance with the Rules.

3.5 The perpetuity period and the Trust Period in respect of the trusts and powers declared by this Deed and the Rules shall be the period of 80 years from the date of this Deed.

4.   NUMBER OF TRUSTEES

     Unless a corporate Trustee is appointed, there shall always be at least two Trustees. Where there is no corporate Trustee, and the number of Trustees falls below two, the continuing Trustee has the power to act only to achieve the appointment of a new Trustee.

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5.   INFORMATION

5.1 The Trustees shall be entitled to rely without further enquiry on all information supplied to them by the Participating Companies with regard to their duties as Trustees and in particular, but without prejudice to the generality of the foregoing, any notice given by a Participating Company to the Trustees in respect of the eligibility of any person to become or remain a Participant shall be conclusive in favour of the Trustees.

5.2 Except as otherwise provided, the Trustees may in their discretion agree with the Committee, the Company or any of the Participating Companies matters relating to the operation and administration of the Trust as they may consider advisable in the interest of the Trust and so that no person claiming an interest under this Trust shall be entitled to question the legality or correctness of any arrangement or agreement made between the Committee, the Company or any of the Participating Companies and the Trustees in relation to such operation or administration.

5.3 The decision of the Committee in any dispute affecting Participants or Participating Companies shall be final and conclusive.

5.4 The Trustees may employ on such terms as the Committee may agree as to remuneration, any agent or agents to transact all or any business of whatsoever nature required to be done in the proper administration of the Trust.

6.   RESIDENCE OF TRUSTEES

     Every Trustee shall be resident in the United Kingdom. The Company shall immediately remove any Trustee who ceases to be so resident and, if necessary, appoint a replacement.

7.   CHANGE OF TRUSTEES

     The Committee has the power to appoint or remove any Trustee for any reason on one month's notice given in writing to the Trustee. The change of Trustee shall be effected by deed. Any Trustee may resign on one month's notice given in writing to the Committee, provided that there will be at least two Trustees or a corporate Trustee immediately after the retirement.

8.   INVESTMENT AND DEALING WITH TRUST ASSETS

8.1 Save as otherwise provided for by the Plan the Trustees shall not sell or otherwise dispose of Plan Shares.

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8.2  The Trustees shall obey any directions given by a Participant in accordance with the Rules in relation to his Plan Shares and any rights and income relating to those Shares. In the absence of any such direction, or provision by the Plan, the Trustees shall take no action. If no directions are received from Participants in relation to the action they wish the Trustees to take in voting their Plan Shares, those Shares will not be voted.

8.3 The Participating Companies shall, as soon as practicable after deduction from Salary, pass the Partnership Share Money to the Trustees who will put the money into an account with:

     (a)  an institution authorised under the Banking Act 1987;

     (b)  a building society; or

     (c)  a relevant European institution,

     until it is either used to acquire Partnership Shares on the Acquisition Date, or, in accordance with the Plan, returned to the individual from whose Salary the Partnership Share Money has been deducted.

     The Trustees shall pass on any interest arising on this invested money to the individual from whose Salary the Partnership Share Money has been deducted at least once in each calendar year. The Trustees are, however, not obliged to keep monies in an interest bearing account.

8.4 The Trustees may either retain or sell Unawarded Shares at their absolute discretion. The proceeds of any sale of Unawarded Shares shall form part of Surplus Assets.

8.5 The Trustees shall have all the powers of investment of a beneficial owner in relation to Surplus Assets.

8.6 The Trustees shall not be under any liability to the Participating Companies or to current or former Qualifying Employees by reason of a failure to diversify investments, which results from the retention of Plan Shares or Unawarded Shares.

8.7 The Trustees are not required to interfere in the management or conduct of the business of the Company regardless of the size of the Trustees' holding of Shares, and will not be obliged to seek information about the affairs of the Company and may leave the

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     conduct of the Company's business wholly to the directors or management of the Company.

8.8 The Trustees may delegate powers, duties or discretions to any persons and on any terms. No delegation made under this Clause shall divest the Trustees of their responsibilities under this Deed or under the Schedule.

     The Trustees may allow any Shares to be registered in the name of an appointed nominee provided that such Shares shall be registered in a designated account. Such registration shall not divest the Trustees of their responsibilities under this Deed or the Schedule.

     The Trustees may at any time, and shall if the Committee so decides, revoke any delegation made under this Clause or require any Plan assets held by another person to be returned to the Trustees, or both.

9.   LOANS TO TRUSTEES

     The Trustees shall have the power to borrow money, with the written consent of the Company, for the purpose of:

     (a)  acquiring Shares; and

     (b) paying any other expenses properly incurred by the Trustees in administering the Plan.

     Where a loan is to be provided by the Company or an Associated Company then it shall be made pursuant to a written loan agreement.

10.  SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

     Where Shares are transferred to the Trustees in accordance with paragraph 76 of the Schedule, they shall award such Shares only as Free Shares and Matching Shares, and in priority to other available Shares.

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11.  TRUSTEES' OBLIGATIONS UNDER THE PLAN

NOTICE OF AWARD OF FREE SHARES AND MATCHING SHARES

11.1 As soon as practicable after Free Shares and Matching Shares have been awarded to a Participant, the Trustees shall give the Participant a notice stating:

     (a)  the number and description of those Shares;

     (b)  their Initial Market Value on the date of Award; and

     (c)  the Holding Period applicable to them.

NOTICE OF AWARD OF PARTNERSHIP SHARES

11.2 As soon as practicable after any Partnership Shares have been acquired for a Participant and at least once in every six months, the Trustees shall give the Participant a notice stating:

     (a)  the number and description of those Shares;

     (b) the amount of money applied by the Trustees in acquiring those Shares on behalf of the Participant; and

     (c)  the Market Value at the Acquisition Date.

NOTICE OF ACQUISITION OF DIVIDEND SHARES

11.3 As soon as practicable after Dividend Shares have been acquired on behalf of a Participant, the Trustees shall give the Participant a notice stating:

     (a)  the number and description of those Shares;

     (b)  their Market Value on the Acquisition Date;

     (c)  the Holding Period applicable to them; and

     (d) any amount not reinvested and carried forward for acquisition of further Dividend Shares.

NOTICE OF ANY FOREIGN TAX DEDUCTED BEFORE DIVIDEND PAID

11.4 Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustees shall give the

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     Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

RESTRICTIONS DURING THE HOLDING PERIOD

11.5 During the Holding Period the Trustees shall not dispose of any Free Shares, Matching Shares or Dividend Shares (whether by transfer to the employee or otherwise) except as allowed by the following paragraphs of the
     Schedule:

     (a)  paragraph 32 (power of Trustees to accept general offers);

     (b) paragraph 72 (power of Trustees to raise funds to subscribe for rights issue);

     (c)  paragraph 73 (meeting PAYE obligations); and

     (d) paragraph 121(5) (termination of plan: early removal of shares with Participant's consent).

PAYE LIABILITY ETC.

11.6 The Trustees may dispose of a Participant's Shares or accept a sum from the Participant in order to meet any PAYE liability in the circumstances provided in paragraph 95 of the Schedule (PAYE: shares ceasing to be subject to the plan) and any employee's NICs liability.

     Where the Trustees receive a sum of money which constitutes a Capital Receipt in respect of which a Participant is chargeable to income tax under Schedule E, the Trustees shall pay to the employer a sum equal to that on which income tax is so payable.

     The Trustees shall maintain the records necessary to enable them to carry out their PAYE and NICs obligations, and the PAYE and employee's NICs obligations of the employer company so far as they relate to the Plan.

     Where the Participant becomes liable to income tax under Schedule E, Case V of Schedule D, or Schedule F of ICTA 1988, the Trustees shall inform the Participant of any facts which are relevant to determining that liability.

MONEY'S WORTH RECEIVED BY TRUSTEES

11.7 The Trustees shall pay over to the Participant as soon as is practicable, any money or money's worth received by them in

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     respect of or by reference to any Shares, other than new shares within paragraph 115 of the Schedule (company reconstructions). This is subject to:

     (a)  the provisions of Part VII of the Schedule (dividend reinvestment);

     (b) the Trustees obligations under paragraphs 95 and 96 of the Schedule (PAYE: obligations to make payments to employer); and

     (c)  the Trustees' PAYE obligations.

GENERAL OFFERS

11.8 If any offer, compromise, arrangement or scheme is made which affects the Free, Matching, Partnership or Dividend Shares the Trustees shall notify Participants. Each Participant may direct how the Trustees shall act in relation to that Participant's Plan Shares. In the absence of any direction, the Trustees shall take no action.

12.  POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE

     If instructed by a participant in respect of their Plan Shares the Trustees may dispose of some of the rights under a rights issue arising from those Shares to obtain enough funds to exercise the remaining rights.

     The rights referred to are the rights to buy additional shares or rights in the same company.

13.  POWER TO AGREE MARKET VALUE OF SHARES

     Where the Market Value of Shares is to be determined for the purposes of the Schedule, the Trustees may agree with the Inland Revenue that it shall be determined by reference to such date or dates, or to an average of the values on a number of dates, as specified in the agreement.

14.  PERSONAL INTEREST OF TRUSTEES

     Trustees, and directors, officers or employees of a corporate Trustee, shall not be liable to account for any benefit accruing to them by virtue of their:

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     (a)  participation in the Plan as a Qualifying Employee;

     (b) ownership, in a beneficial or fiduciary capacity, of any shares or other securities in any Participating Company;

     (c) being a director or employee of any Participating Company, being a creditor, or being in any other contractual relationship with any such company.

15.  TRUSTEES' MEETINGS

     If and so long as there is more than one Trustee, the Trustees shall hold meetings as often as is necessary for the administration of the Plan. There shall be at least two Trustees present at a meeting and the Trustees shall give due notice to all the Trustees of such a meeting. Decisions made at such a meeting by a majority of the Trustees present shall be binding on all the Trustees. A written resolution signed by all the Trustees shall have the same effect as a resolution passed at a meeting.

16.  SUBSIDIARY COMPANIES

     Any Subsidiary (in addition to those Subsidiaries which are parties to this Deed) may with the agreement of the Committee become a party to this Deed and the Plan by executing a deed of adherence agreeing to be bound by the Deed and Rules.

     A Participating Company that ceases to be a Subsidiary shall cease to be a Participating Company.

17.  EXPENSES OF PLAN

     The Participating Companies shall meet the costs of the preparation and administration of this Plan.

18.  TRUSTEES' LIABILITY AND INDEMNITY AND FEES

18.1 The Participating Companies shall jointly and severally indemnify each of the Trustees, and the directors, officers and employees of a corporate Trustee, against any expenses and liabilities which are incurred through acting as a Trustee of the Plan and which cannot be recovered from the Trust Fund and in respect of indemnities conferred upon the Trustees by law and the Trustee Act 1925. This does not apply to expenses and liabilities which are incurred through fraud, wilful wrongdoing or negligence or are covered by insurance under Clause 18.3 below.

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18.2 No Trustee shall be personally liable for any breach of trust (other than through fraud, wilful wrongdoing or negligence) over and above the extent to which the Trustee, and the directors, officers and employees of a corporate Trustee, are indemnified by the Participating Companies in accordance with Clause 18.1 above.

18.3 A non-remunerated Trustee may insure the Plan against any loss caused by him or any of his employees, officers, agents or delegates. A non-remunerated Trustee may also insure himself and any of these persons against liability for breach of trust not involving fraud or wilful wrongdoing or negligence of the Trustee or the person concerned.

18.4 A Trustee who carries on a profession or business may charge for services rendered on a basis agreed with the Participating Companies. A firm or company in which a Trustee is interested or by which he is employed may also charge for services rendered on this basis and may, unless otherwise agreed, act in accordance with its general terms and conditions from time to time in force.

19.  COVENANT BY THE PARTICIPATING COMPANIES

     The Participating Companies hereby jointly and severally covenant with the Trustees that they shall pay to the Trustees all sums which they are required to pay under the Rules and shall at all times comply with the Rules.

20.  ACCEPTANCE OF GIFTS

     The Trustees may accept gifts of Shares and other assets which shall be held upon the trusts declared by Clause 3.1 or 3.2 as the case may be.

21. TRUSTEES' LIEN

     The Trustees' lien over the Trust Fund in respect of liabilities incurred by them in the performance of their duties (including the repayment of borrowed money and tax liabilities) shall be enforceable subject to the following restrictions:

     (a) the Trustees shall not be entitled to resort to Partnership Share Money for the satisfaction of any of their liabilities; and

     (b) the Trustees shall not be entitled to resort to Plan Shares for the satisfaction of their liabilities except to the extent that this is permitted by the Plan.

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22.  AMENDMENTS TO THE PLAN

     The Committee may, with the Trustees' written consent, from time to time amend the Plan provided that:

     (a) no amendment which would adversely prejudice to a material extent the rights attaching to any Plan Shares awarded to or acquired by Participants may be made nor may any alteration be made giving to Participating Companies a beneficial interest in Plan Shares, and

     (b) if the Plan is approved by the Inland Revenue at the time of an amendment or addition, any amendment or addition to a "key feature" (as defined in paragraph 118(3)(a) of the Schedule) of the Plan shall not have effect unless and until the written approval of the Inland Revenue has been obtained in accordance with paragraph 4 of the Schedule; and

     (c)  any amendment to the Deed shall be made by supplemental deed; and

     (d) any amendment to the Rules may be made by supplemental deed or resolution of the Committee.

23.  TERMINATION OF THE PLAN

23.1 The Plan shall terminate:

     (a) in accordance with a Plan Termination Notice issued by the Committee acting on behalf of the Company to the Trustees under paragraph 120 of the Schedule; or

     (b)  if earlier, on the expiry of the Trust Period.

23.2 The Committee shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustees, the Inland Revenue and each individual for whom the Trustees hold Plan Shares or who has entered into a Partnership Share Agreement which was in force immediately before the Plan Termination Notice was issued.

23.3 Upon the issue of a Plan Termination Notice or upon the expiry of the Trust Period paragraph 121 of the Schedule shall have effect.

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23.4 Any Shares or other assets which remain undisposed of after the requirements of paragraph 121 of the Schedule have been complied with shall be held by the Trustees upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in such proportion, having regard to their respective contributions, as the Trustees shall in their absolute discretion think appropriate.

24.  NOTICES

     Each advice, request, or other communication to be given or made under the Plan shall be in writing and delivered or sent to the relevant party at its address as notified to the other party. The Committee may appoint a Participating Company to act as agent for service in the United Kingdom. To the extent agreed by the Committee and the Trustees, communications between the parties to this Deed and to Participants may also be by electronic means.

25.  PROPER LAW

     This Deed and the Rules of the Plan shall be governed by and construed in accordance with the laws of England and Wales.

     IN WITNESS whereof this deed has been executed and delivered the day and year first above written.

     Executed as a Deed on behalf of
     ABBOTT LABORATORIES by:

                         Director
                                 --------------------------------------------
                         Authorised Signatory
                                             --------------------------------

     Executed as a Deed on behalf of
     ABBOTT INTERNATIONAL LIMITED by:

                         Director
                                 --------------------------------------------
                         Authorised Signatory
                                             --------------------------------

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     Executed as a Deed on behalf of
     MEDISENSE UK LIMITED by:

                         Director
                                 --------------------------------------------
                         Director/Secretary
                                           ----------------------------------

     Executed as a Deed on behalf of
     ABBOTT LABORATORIES LIMITED by:

                         Director
                                 --------------------------------------------
                         Director/Secretary
                                           ----------------------------------


     Executed as a Deed on behalf of
     MUREX BIOTECH LIMITED by:

                         Director
                                 --------------------------------------------
                         Director/Secretary
                                           ----------------------------------


     The Common Seal of
     COMPUTERSHARE TRUSTEES LIMITED
     was hereunto affixed in the presence of:

                         Director
                                 --------------------------------------------
                         Director/Secretary
                                           ----------------------------------

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                        RULES OF THE ABBOTT LABORATORIES
                         EMPLOYEE SHARE OWNERSHIP PLAN

1.   DEFINITIONS

2.   PURPOSE OF THE PLAN

3.   ELIGIBILITY OF INDIVIDUALS

4.   PARTICIPATION ON SAME TERMS

5.   FREE SHARES (PART A)

6.   PARTNERSHIP SHARES (PART B)

7.   MATCHING SHARES (PART C)

8.   DIVIDEND SHARES (PART D)

9.   ACQUISITION OF SHARES

10.  COMPANY RECONSTRUCTIONS

11.  RIGHTS ISSUES

12.  LEAVERS

13.  DELEGATION OF ADMINISTRATIVE RESPONSIBILITIES

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                RULES OF THE ABBOTT LABORATORIES EMPLOYEE SHARE
                                 OWNERSHIP PLAN

1.   DEFINITIONS

1.1  The following words and expressions have the following meanings:

"ACCUMULATION PERIOD"    in relation to Partnership Shares, the period during
                         which the Trustees accumulate a Qualifying Employee's
                         Partnership Share Money before acquiring Partnership
                         Shares or repaying it to the employee

"ACQUISITION DATE"       (a)  in relation to Partnership Shares, where there is
                         no Accumulation Period, the meaning given by paragraph
                         40(2) of the Schedule

                         (b) in relation to Partnership Shares, where there is an Accumulation Period, the meaning given by paragraph 42(3) of the Schedule; and

                         (c) in relation to Dividend Shares, the meaning given by paragraph 56(3) of the Schedule

"ASSOCIATED COMPANY"     the meaning given by paragraph 126 of the Schedule

"AWARD DATE"             in relation to Free Shares or Matching Shares, the
                         date on which such Shares are awarded

"AWARD" (a) in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and

                         (b) in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan

"CAPITAL RECEIPT"        the same meaning as in paragraph 79 of the Schedule

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"CLOSE COMPANY"          the same meaning as in section 414 of ICTA 1988

"THE COMMITTEE"          shall mean the individual or group of individuals, if
                         any, to whom responsibility of administration of the Plan is delegated by the board of directors of the Company in accordance with Rule 13

"COMPANY"                Abbott Laboratories

"CONNECTED COMPANY"      the same meaning as in paragraph 16(4) of the Schedule

"CONTROL"                the same meaning as in section 840 of ICTA 1988

"DEALING DAY"            a day on which the Stock Exchange is open for the
                         transaction of business

"DEED" the trust deed constituting the Plan with any subsequent amendment thereto

"DIVIDEND SHARES"        Shares acquired on behalf of a Participant from
                         reinvestment of dividends under Part D of the Plan and which are subject to the Plan

"FREE SHARE AGREEMENT"   an agreement in the terms set out in Appendix A (or in
                         such other form as is acceptable to the Inland Revenue)

"FREE SHARES"            Shares awarded under Part A of the Plan which are
                         subject to the Plan

"HOLDING PERIOD"         (a)  in relation to Free Shares, the period specified
                         by the Committee as mentioned in Rule 5.12;

                         (b) in relation to Matching Shares, the period specified by the Committee as mentioned in Rule 7.5; and

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                         (c) in relation to Dividend Shares, the period of 3
                         years from the Acquisition Date

"ICTA 1988"              the Income and Corporation Taxes Act 1988

"INITIAL MARKET VALUE"   the Market Value of a Share on an Award Date. Where the
                         Share is subject to a restriction or risk of forfeiture, the market value shall be determined without reference to that restriction or risk

"MARKET VALUE"           in relation to Shares to be awarded under the Plan on
                         any date

                         (a) the closing price of a Share on the New York Stock Exchange Composite Transactions Index; or

                         (b) on any day the Market Value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with the Inland Revenue Shares Valuation Division on or before that day

"MATCHING SHARES"        Shares awarded under Part C of the Plan and which are
                         subject to the Plan

"MATERIAL INTEREST"      the same meaning as in paragraph 15 of the Schedule

"NICS"                   National Insurance Contributions

"PARTICIPANT"            an individual who has received under the Plan an Award
                         of Free Shares, Matching Shares or Partnership Shares, or on whose behalf Dividend Shares have been acquired

"PARTICIPATING COMPANY"  the Company and such of its Subsidiaries as are parties to this Deed or have executed deeds of adherence

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                         to the Plan under Clause 16 of the Trust Deed

"PARTNERSHIP SHARE       an agreement in the terms set out in the Appendix B (or
AGREEMENT"               in such other form as is acceptable to the Inland
                         Revenue)

"PARTNERSHIP SHARES"     Shares awarded under Part B of the Plan and which are
                         subject to the Plan

"PARTNERSHIP SHARE       money deducted from a Qualifying Employee's Salary
MONEY"                   pursuant to a Partnership Share Agreement and held by
                         the Trustees to acquire Partnership Shares or to be returned to such a person

"PERFORMANCE ALLOWANCES" The criteria for an Award of Free Shares where:

                         (a)  whether Shares are awarded; or

                         (b)  the number or value of Shares awarded

                         is conditional on performance targets being met

"PLAN"                   Abbott Laboratories Employee Share Ownership Plan

"PLAN SHARES"            (a) Free Shares, Matching Shares or Partnership Shares
                         awarded to Participants;

                         (b) Dividend Shares acquired on behalf of Participants; and

                         (c) shares in relation to which paragraph 115(5) (company reconstructions: new shares) of the Schedule applies that remain subject to the Plan

"PLAN TERMINATION        a notice issued under paragraph 120 of the Schedule
NOTICE"

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PROFIT SHARING SCHEME"   a profit-sharing scheme approved by the Board of
                         Inland Revenue under Schedule 9 of ICTA 1988

"QUALIFYING COMPANY"     the same meaning as in paragraph 14 of the Schedule

"QUALIFYING CORPORATE    the same meaning as in section 117 of the Taxation of
BOND"                    Chargeable Gains Act 1992

"QUALIFYING EMPLOYEE"    an employee who must be invited to participate in an
                         award in accordance with Rule 3.6 and any employee who the Committee has invited in accordance with Rule 3.7

"QUALIFYING PERIOD"      a period as the Committee shall in their absolute
                         discretion so decide being:

                         (a) in the case of Free Shares a period not exceeding 18 months before the Award is made;

                         (b) in the case of Partnership Shares and Matching Shares where there is an Accumulation Period a period not exceeding six months before the start of the Accumulation Period; and

                         (c) in the case of Partnership Shares and Matching Shares where there is no Accumulation Period a period not exceeding 18 months before the deduction of Partnership Share Money relating to the Award

"REDUNDANCY"             the same meaning as in the Employment Rights Act 1996

"RELEVANT EMPLOYMENT"    employment by the Company or any Associated Company

"RETIREMENT AGE"         for the purposes of this Plan, 50

"RULES" these Rules together with any amendments thereto effected in accordance with Clause 22 of the Deed

"SALARY"                 the same meaning as in paragraph 48 of the Schedule

"SCHEDULE"               Schedule 8 to the Finance Act 2000

"SHARES" Shares of common stock in the capital of the Company which comply with the conditions set out in paragraph 59 of the Schedule

"STOCK EXCHANGE"         the New York Stock Exchange

"SUBSIDIARY"             any company which is for the time being under the
                         Control of the Company

"TAX YEAR"               a year beginning on 6 April and ending on the following
                         5 April

"TRUSTEES"               the trustees or trustee for the time being of the Plan
                         or any subsequent trustee or trustees as provided for in accordance with Clause 7 of the Deed

"TRUST FUND"             all assets transferred to the Trustees to be held on
                         the terms of the Deed and the assets from time to time representing such assets, including any accumulations of income

"TRUST PERIOD"           the period of 80 years beginning with the date of the
                         Deed

1.2  References to any Act, or Part, Chapter, or section (including ICTA
     1988) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3 Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.   PURPOSE OF THE PLAN

The purpose of the Plan is to enable employees of Participating Companies to acquire Shares in the Company which give them a continuing stake in that Company.

3.   ELIGIBILITY OF INDIVIDUALS

3.1 Subject to Rule 3.4, individuals are eligible to participate in an Award only if:

     (a)  they are employees of a Participating Company;

     (b) they have been such employees of a Qualifying Company at all times during any Qualifying Period;

     (c) they are eligible on the date(s) set out in paragraph 13(1) of the Schedule; and

     (d) they do not fail to be eligible under either or both Rule 3.2 or Rule 3.3

3.2 Individuals are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

     (a) a Close Company whose Shares may be appropriated or acquired under the Plan; or

     (b) a company which has Control of such a Close Company whose Shares may be appropriated or acquired under the Plan or is a member of a consortium which owns such a company.

3.3 Individuals are not eligible to participate in an Award of Free Shares in any Tax Year if in that Tax Year:

     (a) they have been awarded Shares under a Profit Sharing Scheme established by the Company or a Connected Company, or are to be awarded such Shares at the same time; or

     (b) they have received (or are to receive at the same time) an award under another plan established by the Company or a Connected Company and approved under the Schedule, or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).

3.4 Individuals are not eligible to participate in an Award of Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they have received (or are to receive at the same time) an award under another plan established by the Company or a Connected Company (as defined in paragraph 16(4) of the Schedule) and approved under the Schedule, or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).

3.5  Notwithstanding any provision of any other of these Rules whatsoever:

     (a) the Plan shall not form part of any contract of employment between the Company, a Subsidiary or any Associated Company and any Participant and it shall not confer on any Participant any legal or equitable rights (other than those constituted by the Awards themselves) whatsoever against the Company, a Subsidiary or an Associated Company directly or indirectly or give rise to any cause of action at law or in equity against the Company, a Subsidiary or any Associated Company;

     (b) Participation in an Award is a matter entirely separate from any pension right or entitlement a Participant may have and from his terms or conditions of employment and participation in the Plan shall in no respect whatever affect his pension rights or entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing) any Participant who ceases to be an employee of any Company, Subsidiary or Associated Company shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and notwithstanding that he may have been dismissed wrongfully or unfairly (within the meaning of the Employment Rights Act 1996).

EMPLOYEES WHO MUST BE INVITED TO PARTICIPATE IN AWARDS

3.6 Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are chargeable to income tax in respect of their employment under Case I of Schedule E.

     In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

EMPLOYEES WHO MAY BE INVITED TO PARTICIPATE IN AWARDS

3.7 The Company may also invite, at its discretion, any employee who meets the requirements in Rule 3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan. The Committee shall notify the Trustees of employees who participate under this Rule.

4.   PARTICIPATION ON SAME TERMS

4.1 Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.

4.2 The Company may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

4.3 The Company may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 5.5.

4.4 The Participating Companies shall make contributions to the Trustees to finance any purchase by the Trustees of Free and/or Matching Shares for award on an Award Date

                                  PART A

5.   FREE SHARES

5.1 The Committee may at any time invite every Qualifying Employee to enter into a Free Share Agreement, should the Committee decide to offer Free Shares, in accordance with this Part of the Rules.

5.2 The Trustees, acting with the prior consent of the Committee, may from time to time award Free Shares.

5.3 The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Committee in accordance with this Rule.

MAXIMUM ANNUAL AWARD

5.4 The Initial Market Value of the Shares awarded to a Qualifying Employee in any Tax Year shall not exceed L3,000 (or such other amount as may be permitted under paragraph 24 of the Schedule).

ALLOCATION OF FREE SHARES BY REFERENCE TO PERFORMANCE

5.5 The Committee may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance AllowanceS.

5.6 If Performance Allowances are used, they shall apply to all Qualifying Employees.

5.7 (a) Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Committee shall determine over such period as the Committee shall specify;

     (b) performance targets must be set for performance units of one or more employees; and

     (c) for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

5.8 Where the Committee decides to use Performance Allowances it shall, as soon as reasonably practicable:

     (a) notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

     (b) notify all Qualifying Employees of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award.

5.9 The Committee shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using method 1 or method 2. The same method shall be used for all Qualifying Employees for each Award.

PERFORMANCE ALLOWANCES: METHOD 1

5.10 By this method:

     (a) at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

     (b) the remaining Free Shares shall be awarded by reference to performance; and

     (c) the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

     If this method is used:

     o the Free Shares awarded without reference to performance (paragraph (a) above) shall be awarded on the same terms mentioned in Rule 4; and

     o    the Free Shares awarded by reference to performance (paragraph
          (b) above) need not be allocated on the same terms mentioned in Rule 4.

PERFORMANCE ALLOWANCES: METHOD 2

5.11 By this method:

     (a) some or all Free Shares shall be awarded by reference to performance;

     (b) the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

     (c) Free Shares awarded for each performance unit shall be treated as separate Awards.

HOLDING PERIOD FOR FREE SHARES

5.12 The Committee shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.13 The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years (or such other periods as may from time to time be specified under paragraph 31(2) of the Schedule and approved by the Committee), beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.14 A Participant may during the Holding Period direct the Trustees:

     (a) to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those Shares for the purposes of capital gains tax; or

     (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c) below; or

     (c) to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

     (d) to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

          (i) all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

          (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

5.15 The performance targets and measures referred to in this Rule 5 may be relaxed, waived, or amended if an event occurs which causes the Committee to consider that any of the existing targets or measures have become unfair or impractical. Provided that any such amendment shall be fair and reasonable and shall not be any more difficult or any less difficult to satisfy than the original target or measure.

                                  PART B

6.   PARTNERSHIP SHARES

6.1 The Committee may at any time invite every Qualifying Employee to enter into a Partnership Share Agreement, should the Committee decide to offer Partnership Shares, in accordance with this Part of the Rules. The Committee shall determine whether there is an Accumulation Period. An Accumulation Period may be up to 12 months and shall apply equally to all Qualifying Employees in the Plan.

6.2 Partnership Shares shall not be subject to any provision under which they may be forfeit.

MAXIMUM AMOUNT OF DEDUCTIONS

6.3 The amount of Partnership Share Money deducted from an employee's Salary shall not exceed L125 in any month (or such other amount as may from time to time be permitted under paragraph 36(1) of the Schedule and approved by the Committee). If the Salary is not paid monthly, the applicable limit shall be calculated proportionately.

6.4 The amount of Partnership Share Money deducted from an employee's Salary over an Accumulation Period shall not exceed 10% (or such other percentage as may from time to time be permitted under paragraph 36(2) of the Schedule and approved by the Committee) of the total of the payments of Salary made to such employee over that Accumulation Period or if there is no Accumulation Period, 10% (or such other percentage as may be permitted under paragraph 36(2) of the Schedule) of the Salary payment from which the deduction is made.

6.5 Any amount deducted in excess of that allowed by Rule 6.3 or Rule 6.4 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

MINIMUM AMOUNT OF DEDUCTIONS

6.6 The minimum amount to be deducted under the Partnership Share Agreement in any month shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than L10.

NOTICE OF POSSIBLE EFFECT OF DEDUCTIONS ON BENEFIT ENTITLEMENT

6.7 Every Partnership Share Agreement shall contain a notice under paragraph 38 of the Schedule.

RESTRICTION IMPOSED ON NUMBER OF SHARES AWARDED

6.8 The Committee may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9 The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.10 The notification in Rule 6.9 above shall be given:

     (a) if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

     (b) if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

PLAN WITH NO ACCUMULATION PERIOD

6.11 The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

PLAN WITH ACCUMULATION PERIOD

6.12 If there is an Accumulation Period, the Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.13 The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

     (a) the Market Value of the Shares at the beginning of the Accumulation Period; and

     (b)  the Market Value of the Shares on the Acquisition Date.

6.14 If a transaction occurs during an Accumulation Period which results in a new holding of Shares being equated for the purposes of capital gains tax with any of the Shares to be acquired under the

     Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

SURPLUS PARTNERSHIP SHARE MONEY

6.15 Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

     (a) may, with the agreement of the Participant, be carried forward to the next Accumulation Period OR the next deduction date ; and

     (b) in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

SCALING DOWN

6.16 If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

     Step 1. the excess of the monthly deduction chosen by each applicant over L10 shall be reduced pro rata;

     Step 2.   all monthly deductions shall be reduced to L10;

     Step 3. applications shall be selected by lot, each based on a monthly deduction of L10.

     Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

STOPPING AND RE-STARTING DEDUCTIONS

6.17 An employee may stop and re-start deductions under a Partnership Share Agreement at any time by notice in writing to their employing company. Unless a later date is specified in the notice, such notice shall take effect as soon as practicable but in any event no later than 30 days after their employing company receives it.

WITHDRAWAL FROM PARTNERSHIP SHARE AGREEMENT

6.18 An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to their employing Company. Unless a later date is specified in the notice, such a notice shall take effect as soon as practicable but in any event no later than 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

REPAYMENT OF PARTNERSHIP SHARE MONEY ON WITHDRAWAL OF APPROVAL OR TERMINATION

6.19 If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

                                  PART C

7.   MATCHING SHARES

7.1 The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares, should the Committee decide to offer Matching Shares, in accordance with this Part of the Rules.

GENERAL REQUIREMENTS FOR MATCHING SHARES

7.2  Matching Shares shall:

     (a) be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

     (b) subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

     (c)  be awarded to all Participants on exactly the same basis.

RATIO OF MATCHING SHARES TO PARTNERSHIP SHARES

7.3 The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1 (or such other ratio as may from time to time be permitted under paragraph 51(2) of the Schedule and approved by the Committee). The Committee may vary the ratio before Partnership Shares are acquired. Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.4 If the Partnership Shares acquired on the day referred to in Rule 7.2(b) above are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

HOLDING PERIOD FOR MATCHING SHARES

7.5 The Committee shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.6 The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years (or such other periods as may be from time to time specified under paragraph 52 of the Schedule and approved by the Committee), beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.7 A Participant may during the Holding Period direct the Trustees:

     (a) to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

     (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph (c) below; or

     (c) to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

     (d) to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

          (i) all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

          (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

                                  PART D

8.   DIVIDEND SHARES

REINVESTMENT OF CASH DIVIDENDS

8.1 The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.2 The Committee may direct that any cash dividend in respect of Plan Shares held on behalf of Participants may be applied in acquiring further Plan Shares on their behalf.

8.3  Dividend Shares shall be Shares:

     (a) of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

     (b)  which are not subject to any provision for forfeiture.

8.4  The Committee may decide to direct the Trustees to:

     (a) apply all Participants' dividends, up to the limit specified in Rule 8.6, to acquire Dividend Shares;

     (b)  to pay all dividends in cash to all Participants; or

     (c) to offer Participants the choice of either paragraph (a) or (b) above.

8.5 The Committee may revoke any direction for reinvestment of cash dividends.

8.6 The amount applied by the Trustees in acquiring Dividend Shares shall not exceed L1,500 (or such other amount as may be permitted under paragraph 54(1) of the Schedule) in each Tax Year in respect of any Participant. For the purposes of this Rule, the Dividend Shares are those acquired under this Plan and those acquired under any other plan approved under the Schedule. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.7 If the amounts received by the Trustees exceed the limit in Rule 8.6, the balance shall be paid to the participant as soon as practicable.

8.8 If dividends are to be reinvested, the Trustees shall apply all the cash dividend to acquire Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

CERTAIN AMOUNTS NOT REINVESTED TO BE CARRIED FORWARD

8.9  Subject to Rule 8.7, any amount that is not reinvested:

     (a) because the amount of the cash dividend is insufficient to acquire a Share; or

     (b)  because there is an amount remaining after acquiring the Dividend
          Shares;

     may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested

8.10 If, during the period of 3 years (or such other period as may from time to time be specified under paragraph 57 of the Schedule) beginning with the date on which the dividend was paid:

     (a)  it is not reinvested; or

     (b)  the Participant ceases to be in Relevant Employment; or

     (c)  a Plan Termination Notice is issued

     the amount shall be repaid to the Participant as soon as practicable. On making such a payment, the Participant shall be provided with the information specified in paragraph 90 of the Schedule.

HOLDING PERIOD FOR DIVIDEND SHARES

8.11 The Holding Period shall be a period of 3 years (or such other period as may from time to time be specified under paragraph 57 of the Schedule), beginning with the Acquisition Date.

8.12 A Participant may during the Holding Period direct the Trustees:

     (a) to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those Shares for the purposes of capital gains tax; or

     (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in paragraph (c) below; or

     (c) to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

     (d) to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

          (i) all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

          (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.13 Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 93(4) of the Schedule.

9.   ACQUISITION OF SHARES

All Awards under the Plan shall be satisfied by existing Shares which are purchased by the Trustees on the open market at the best price available on the Acquisition Date. The Trustees shall not have the right to subscribe to the Company for newly issued Shares in order to satisfy an Award.

10.  COMPANY RECONSTRUCTIONS

10.1 The following provisions of this Rule apply if there occurs in relation to any of a Participant's Plan Shares (referred to in this Rule as "the Original Holding"):

     (a) a transaction which results in a new holding (referred to in this Rule as "the New Holding") being equated with the Original Holding for the purposes of capital gains tax; or

     (b) a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

10.2 If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

     (a) redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

     (b) share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

     (c)  share capital to which section 249 of ICTA 1988 applies.

10.3 In this Rule:

     "Corresponding Shares" in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

     "New Shares" means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

10.4 Subject to the following provisions of this Rule, references in this Plan to a Participant's Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

10.5 For the purposes of the Plan:

     (a) a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

     (b) the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

10.6 In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

11.  RIGHTS ISSUES

11.1 Any shares or securities allotted under Clause 12 of the Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those Plan Shares in respect of which they are allotted.

11.2 Rule 11.1 does not apply:

     (a) to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this Rule; or

     (b) where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the Company.

12.  LEAVERS

A Participant who ceases to be in Relevant Employment must remove his Shares from the Trust within 90 days of his cessation of such employment. Unless the Participant provides the requisite funds to the employing company or the Trustees to cover any income tax and employee's NICs liability that may arise due to his Shares ceasing to be subject to the Plan, the Trustees shall have the discretion to dispose of sufficient of the Participant's Shares to meet such liabilities on behalf of the Participant.

13.  DELEGATION OF ADMINISTRATIVE RESPONSIBILITIES

Except as otherwise specifically provided, and to the extent that the board of directors of the Company has delegated the authority to the Committee, the Plan shall be administered by the Committee in accordance with its terms and applicable law. The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration for the Plan. The Committee may from time to time, subject to the terms of the Plan, delegate to officers or employees of the Company or to third parties, the whole or any part of the administration of Plan shall determine the scope and terms and conditions of such delegation, including the authority to prescribe rules and regulations. Any interpretation, rule regulation or determination made or other act of the Committee shall be final and binding on the Participants and their beneficiaries and legal representatives, the Company and its shareholders.

No member of the Committee or the board of directors of the Company shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Company shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of the board of directors of the Company and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

APPENDIX A                    ABBOTT LABORATORIES
                EMPLOYEE SHARE OWNERSHIP PLAN ("THE PLAN"):
                           FREE SHARE AGREEMENT

PLEASE USE BLOCK CAPITALS AND READ THE WHOLE OF THE AGREEMENT BEFORE SIGNING
BELOW

THIS AGREEMENT IS BETWEEN:

PARTICIPANT ("THE PARTICIPANT")         COMPANY ("THE EMPLOYING COMPANY")
Name:                                   Name:
Home Address:                           Registered Address:

Payroll Number:                         Registered Number:

THIS AGREEMENT SETS OUT THE TERMS ON WHICH THE PARTICIPANT AGREES TO TAKE PART UNDER THE TERMS OF THE PLAN AND IS SUBJECT TO THE RULES OF THE PLAN. THE DEFINITIONS IN THE RULES OF THE PLAN APPLY TO THIS AGREEMENT:

PARTICIPANT

1. I agree to accept the Free Shares in Abbott Laboratories awarded to me under the Plan.

2. I agree to leave the Free Shares in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of [3] years.

3. I agree that all dividends paid on my shares will be used by the Trustees to buy more shares in Abbott Laboratories for me according to the Rules of the Plan.

4. I agree to leave the Dividend Shares in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of 3 years.

5. I have read this agreement and agree to be bound by it and by the Rules of the Plan.

COMPANY

6. The Company agrees to arrange for shares in Abbott Laboratories to be awarded and bought for me, according to the Rules of the Plan.

7. [Insert the terms (or a cross reference to an explanation of the terms) on which the Free Shares will be awarded - for example the application of Rule 4 and the method for any performance award under Rule 5.]




Signature: __________________________                  Date: ___ / ___ / _____

RIGHTS AND OBLIGATIONS

1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.

2. I may ask the Trustees for my Free Shares and Dividend Shares at any time after the end of the Holding Period, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.

3. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.

4. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, to exercise the rights attached to other shares held by me in the Plan.

5. I can at any time withdraw from this agreement, by writing to my employer.

6. I agree that withdrawal from this agreement will not affect the terms on which I agreed to accept any shares that have already been awarded to or bought for me under the terms of the Plan.

7.   I understand that my obligations during the Holding Period will end:

     a) if I cease to be in Relevant Employment, and this may lead to forfeiture of the Free Shares;

     b) if the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.

8. I understand that my obligations under the Holding Period are subject to:

     a) the right of the trustees to sell my shares to meet PAYE obligations;

     b) the Trustees accepting at my direction an offer for my shares in accordance with the Plan.

9. I will lose my Free Shares if I cease to be in Relevant Employment within 3 years from the date of the Award, UNLESS THE EMPLOYMENT CEASED FOR ONE OF THE FOLLOWING REASONs:

     a)   injury or disability

     b)   redundancy

     c) transfer of employment to which the Transfer of Undertaking (Protection of Employment) Regulations 1981 apply

     d) change of control or other circumstances ending the associated company status of the employer company

     e)   retirement on or after reaching Retirement Age

     f)   death;

     g)   change of control of the Company.

DIVIDEND REINVESTMENT

10. Cash dividends will be used to buy more shares (Dividend Shares) for me.

11.  Any amount over L1,500 in each tax year will be paid to me.

12. Any amount below L1,500 not used to buy shares shall be carried forward and added to the next cash dividend to be reinvested.

APPENDIX B                    ABBOTT LABORATORIES
                EMPLOYEE SHARE OWNERSHIP PLAN ("THE PLAN"):
                        PARTNERSHIP SHARE AGREEMENT

PLEASE USE BLOCK CAPITALS AND READ THE WHOLE OF THE AGREEMENT BEFORE SIGNING
BELOW

THIS AGREEMENT IS BETWEEN:

PARTICIPANT ("THE PARTICIPANT")         COMPANY ("THE COMPANY")            TRUSTEES ("THE TRUSTEES")
Name:                                   Name: Abbott Laboratories          Name : Computershare
Home Address:                           Registered Address: 100            Trustees Limited
Payroll Number:                         Abbott Park Road, Abbott           Registered Address: 7th Floor,
                                        Park, Illinois 60064-6400, USA     Jupiter House, Triton Court,
                                                                           14 Finsbury Square, London
                                                                           EC2A 1BR

THIS AGREEMENT SETS OUT THE TERMS ON WHICH THE PARTICIPANT AGREES TO BUY SHARES UNDER THE TERMS OF THE PLAN AND IS SUBJECT TO THE RULES OF THE PLAN. THE DEFINITIONS IN THE RULES OF THE PLAN APPLY TO THIS AGREEMENT:

          NOTICE TO PARTICIPANT ABOUT POSSIBLE EFFECT ON BENEFITS

Deductions from your pay to buy Partnership Shares under this agreement may affect your entitlement to, or the level of, some contributory social security benefits, statutory maternity pay and statutory sick pay. They may also have a similar effect in respect of some contributory social security benefits paid to your wife or husband. With this agreement you should have been given information on the effect of deductions from your pay to buy Partnership Shares on entitlement to social security benefits, statutory sick pay and statutory maternity pay. The effect is particularly significant if your earnings are brought below the lower earnings limit for National Insurance purposes, and is explained in the information: it is therefore important that you read it. If you have not been given a copy, ask your employer for it. Otherwise a copy may be obtained from any office of the Department of Social Security, or, in Northern Ireland, of the Department for Social Development. You should take the information you have been given into account in deciding whether to buy Partnership Shares.

PARTICIPANT

1. I agree to allow my employer to deduct the following amount per month from my basic salary:

            %            If the amount is greater than L125 per month, only L125
     Insert % between    per month will be deducted. Allocations of up to 1.75%
       0.5 - 10% in      of basic salary only will be matched with one Matching
      steps of 0.25%     Share for every Partnership Share purchased.

            OR

     L10

     circle if
     apporopriate

2. I agree that these deductions will be used to buy Partnership Shares in Abbott Laboratories for me.

3. I agree to accept Matching Shares in Abbott Laboratories awarded to me under the Plan and leave them in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period 3 years. I understand that my employing company will only give me Matching Shares on up to 1.75% of my basic salary, subject to the overriding maximum limit for purchasing Partnership Shares of L125 per month.

4. I agree that all dividends paid on my shares will be used by the Trustees to buy more shares in Abbott Laboratories for me according to the rules of the Plan. I agree to accept the Dividend Shares bought for me and leave them in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole for the whole of the Holding Period of 3 years.

5.   I understand that shares may fall in value as well as rise.

6. I have read this agreement and agree to be bound by it and by the Rules of the Plan.

7. I understand that the first deduction from my Salary will be made in the month following the month in which the Payroll Department receives this completed form.

COMPANY

8. The Company agrees to arrange for shares in Abbott Laboratories to be bought for me, according to the Rules of the Plan.

9. The Company agrees to provide one Matching Share for every Partnership Share purchased with up to 1.75% of my basic salary, subject to a maximum limit of L125 per month.

10. The Company undertakes to notify me of any restriction on the number of Partnership Shares available in the (or each) Award.

TRUSTEES

11. The Trustees agree to keep my Salary deductions in Royal Bank of Scotland plc until they are used to buy shares in Abbott Laboratories for me.


Signature: ____________________________                 Date:___ / ___ /_____

RIGHTS AND OBLIGATIONS

1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.

2. I may stop the deductions at any time, or begin them again, by writing to my employer, but I may not make up any amounts missed when deductions were stopped.

3. I agree that the deductions from my salary, or the number of shares that I receive may be scaled down if the limit on the number of shares set by the Company for this award is exceeded.

4. I may ask the Trustees for my Partnership Shares at any time, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.

5. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.

6. I agree that any deductions not used to buy shares will at the discretion of the Trustees be repaid to me after the deduction of any necessary income tax or National Insurance Contributions, or will be carried forward and added to the next deduction.

7. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, in order to fund the exercise of the rights attached to other shares held by me in the Plan, unless I provide cash to take up the rights in full or instruct that all rights should be sold.

8. I can at any time withdraw from this agreement by writing to my employer. Any unused deductions will be returned to me after the deduction of any necessary income tax and, if applicable, National Insurance Contributions.

9. I agree that withdrawal from this agreement will not affect the terms on which I agreed to buy shares already held for me under the Plan.

10. This agreement shall continue until terminated by any party giving notice to the others. I understand that the Company may either vary or terminate the Plan. Any such change will not affect my position with regard to the shares that have already been acquired.

MATCHING SHARES

11. The Company will match my purchase of Partnership Shares with Matching Shares up to 1.75% of my basic salary subject to the overriding maximum limit of L125 month per month. If I apply more than 1.75% of my basic salary to buy Partnership Shares, those Partnership Shares bought with basic salary above the 1.75% will not be matched. The ratio of Matching Shares to Partnership Shares is one to one and may be varied by the Company. The Committee may decide to vary the limit or ratio if they consider it appropriate for business reasons for example, a change in the profits of the Company.

12. If the limit or ratio varies, the Company will notify me before the Partnership Shares are bought for me.

PARTNERSHIP SHARE MONEY HELD BY TRUSTEES

13. The Trustees are under no obligation to keep the deductions in an interest-bearing account, but if they do, they will pay the interest to me.

DIVIDEND REINVESTMENT

14. Cash dividends will be used to buy more shares (Dividend Shares) for me. No interest will be paid on these funds.

15.  Any amount over L1,500 in each tax year will be paid to me.

16. Any amount below L1,500 not used to buy shares shall be carried forward and added to the next cash dividend to be reinvested.

HOLDING PERIOD: DIVIDEND SHARES

17.  I understand that my obligations during the Holding Period will end:

     a)   if I cease to be in Relevant Employment;

     b) If the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.

18.  I understand that my obligations under the Holding Period are subject to:

     a) the right of the Trustees to sell my shares to meet PAYE and National Insurance obligations;

     b) the Trustees accepting at my direction an offer for my shares in accordance with the Plan.